EXHIBIT 99.13
InterAmerican Gaming Inc.

OTCBB : IAGM

May 02, 2012 08:00 ET
IAG Engages Xtreme Labs to Commercialize the SoFit Platform

TORONTO, ONTARIO--(Marketwire - May 2, 2012) - InterAmerican Gaming Inc. (OTCBB:IAGM) ("IAG" or "the Company"), a company developing "SoFit" - a new social gaming platform that empowers individuals to improve their health and fitness, is pleased to announce it has partnered with Xtreme Labs Inc. ("Xtreme Labs"), an award winning mobile strategy and development agency, to commercialize the SoFit platform. IAG management will work closely with Xtreme Lab's engineers, designers, and product leaders while continuing to develop SoFit's mobile products in preparation for launch in the coming months.

Xtreme Labs works with the world's leading companies to plan and execute their mobile strategy. As experts in agile mobile development, Xtreme Labs produces elite, end-to-end solutions across all major mobile platforms. Xtreme Labs has a proven track record of success in delivering innovative solutions across hundreds of global products, having worked with such leading brands as Groupon, Virgin Mobile, and Life Fitness.

Mr. Joe Mingail, VP & GM of IAG, stated, "We are delighted to be partnered with a truly renown global mobile leader in Xtreme Labs. This is a great opportunity to collaborate with some of the industry's most entrepreneurial and successful engineers in such an innovative and dynamic environment. We look forward to cultivating this relationship in the months to come as we ready our mobile products for a summer 2012 launch."

About IAG and SoFit

IAG is a digital technology company that develops socially disruptive technologies. IAG builds industry defining businesses through a combination of organic growth and acquisitions. IAG's first product (SoFit) is focused on the mobile health and fitness industry.

SoFit is a new social gaming platform that empowers individuals to improve their health and fitness. SoFit products include integrated mobile applications and complementary wireless devices that fuse the on and offline worlds. Products are currently in development and are expected to launch in the summer of 2012.

Signup for the SoFit invite list at sofitmobile.com to be the first to know about release dates, product details, and special promotions.

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook @facebook.com/sofitmobile.

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

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